                                                                   EXHIBIT 10.13

            [LETTERHEAD OF SANDS BROTHERS & CO., LTD. APPEARS HERE]

                                              October 27, 1999

Telemonde Inc.
40 Portman Square
London, W1H9FH

Attn: Kevin Maxwell
      Chairman

Dear Mr. Maxwell:

     This is to confirm our understanding that Sands Brothers & Co., Ltd. ("Sands Brothers") has been engaged as an non-exclusive financial adviser and consultant to Telemonde Inc., its successors, assigns, subsidiaries and affiliates (collectively the "Company") with respect to corporate finance, merger and acquisition and financial services matters, for a three year period commencing with your acceptance of this agreement. Upon consummation of the $15,000,000 of a Bridge Financing or Financing Transaction (as such terms are hereinafter defined). Sands Brothers shall then be engaged on an "exclusive" basis as set forth herein commencing on January 1, 2000.

     For purposes of this agreement, the term "Acquisition Transaction" means
(i) any merger, consolidation, reorganization or other business combination pursuant to which the businesses of a third party are combined with that of the Company, (ii) the acquisition, directly or indirectly, by the Company of all or a substantial portion of the assets or common equity of a third party by way of negotiated purchase or otherwise or (iii) the acquisition, directly or indirectly, by a third party of all or a substantial portion of the assets or common equity of the Company by way of negotiated purchase or otherwise. In addition, for purposes of this agreement, the term "Financing Transaction" means a public offering, private placement, institutional financing, syndication or other sale of equity or debt securities of the Company or other on-balance sheet or off-balance sheet corporate finance transaction of the Company and "Bridge Financing" shall mean any form of Financing Transaction other than a public offering.

     For purposes of this agreement, the term "Business Transactions" shall mean joint ventures, strategic alliances and partnerships, licensing and royalty arrangements, value added customers and clients and other similar business enhancing agreements ("Business Transactions" and with Acquisition Transactions, "Transactions").

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Telemonde Inc.
October 27, 1999
Page 2

A.  Financial Advisory Services

     The Company hereby retains Sands Brothers to perform consulting services related to corporate finance and financial service matters. In this regard, Sands Brothers shall devote such business, time and attention to matters on which the Company shall request its services, as shall be determined by Sands Brothers in its discretion. All services shall be rendered by Sands Brothers in New York City unless otherwise determined by Sands Brothers. Anything contained herein to the contrary notwithstanding, in Sands Brothers' sole discretion, such fee may be paid in warrants and/or shares of capital of the Company upon such terms and conditions as may be mutually agreed upon.

     During the term of this agreement, Sands Brothers shall provide the Company with such regular and customary financial advisory services as is reasonably requested by the Company, provided that Sands Brothers shall not be required to undertake duties not reasonably within the scope of the financial advisory services in which it is generally engaged. In performance of its duties, Sands Brothers shall provide the Company with the benefits of its best judgment and efforts. It is understood and acknowledged by the parties that the value of Sands Brothers' advice is not measurable in a quantitative manner, and Sands Brothers shall be obligated to render advice, upon the request of the Company, in good faith, as shall be determined by Sands Brothers, but shall not be obligated to spend any specific amount of time in doing so. Sands Brothers' duties may include, but will not necessarily be limited to:

     (i) advice regarding formation of corporate goals and their implementation;

     (ii) advice regarding the financial structure of the Company, its divisions or subsidiaries or any programs and projects undertaken by the Company;

     (iii) advice regarding the securing, when necessary and if possible, of financing (other than with respect to a Financing Transaction);

     (iv) advice regarding corporate organization, personnel and selection of needed specialty skills; and

     (v) review of possible joint venture, merger, acquisition or similar proposals for the Company (other than with respect to an Acquisition Transaction).

     The Company acknowledges that Sands Brothers or its affiliates are in the business of providing financial advisory services (of all types contemplated by this agreement) to others. Nothing herein continued shall be construed to limit or restrict
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Telemonde Inc.
October 27, 1999
Page 3

Sands Brothers in conducting such business with respect to others, or in rendering such advice to others.

     The Company recognizes and confirms that Sands Brothers in acting pursuant to this engagement will be using information in reports and other information provided by others, including, without limitation, information provided by or on behalf of the Company, and that Sands Brothers does not assume responsibility for and may rely, without independent verification, on the accuracy and completeness of any such reports and information. The Company hereby warrants that any information relating to the Company that is furnished to Sands Brothers by or on behalf of the Company will be fair, accurate and complete and will not contain any material omissions or misstatements of fact. The Company agrees that any information or advice rendered by Sands Brothers or its representatives in connection with this engagement is for the confidential use of the Company's Board of Directors only in its evaluation of the matters for which Sands Brothers has been engaged and, except as otherwise required by law, the Company will not and will not permit any third party to disclose or otherwise refer to such advice or information in any manner without Sands Brother's prior written consent.

B. Transactions

     In connection with a proposed Acquisition Transaction, Sands Brothers' financial advisory services may include the following: (i) assistance in the evaluation of a third party from a financial point of view, (ii) assistance and advice with respect to the form and structure of the Acquisition Transaction and/or the financing thereof, (iii) conducting discussions and negotiations regarding an Acquisition Transaction and (iv) providing other related financial advice and assistance as the Company may reasonably request in connection with an Acquisition Transaction.

     In connection with a proposed Business Transaction, Sands Brothers' services may include the following: (i) assistance in the location of a third party to enter into a Business Transaction, (ii) assistance and advice with respect to the form and structure of the Business Transaction, (iii) conducting discussions and negotiations regarding a Business Transaction and (iv) providing other related business advice and assistance as the Company may reasonably request in connection with a Business Transaction.

     For purpose of this agreement, "Consideration" means the aggregate value, whether in cash, securities, assumption (or purchase subject to) of debt or liabilities (including, without limitation, indebtedness for borrowed money, pension liabilities and guarantees), license fees, royalty fees, joint venture interests or other property, obligations or services, paid or payable by or to the Company directly or indirectly (in escrow or otherwise) or otherwise assumed in connection with a Transaction. The value of such Consideration shall be determined as follows:
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Telemonde Inc.
October 27, 1999
Page 4

     (a) the value of securities, liabilities, obligations, property and services shall be the fair market value as reasonably determined by Sands Brothers at the date of the closing of the Transaction; and

     (b) the value of indebtedness, including indebtedness assumed, shall be the face amount.

     If the Consideration payable in an Transaction includes contingent payments to be calculated by reference to uncertain future occurrences, such as future financial or business performance, then any fees of Sands Brothers relating to such consideration shall be payable at the earlier of (i) the receipt of such Consideration or (ii) the time that the amount of such Consideration can be determined.

     In connection with our services, you agree if, during the period Sands Brothers is retained by you or, within two years thereafter, whether or not this letter agreement is in effect at such time a Transaction is consummated with a third party, or the Company enters into a definitive agreement with a third party, which at any time thereafter results in a Transaction, where either (1) such third party has been introduced directly or indirectly by Sands Brothers & Co., Ltd. or (2) for which Sands Brothers has provided financial or business advisory services or other services contemplated by this Agreement, you will pay Sands Brothers a transaction fee of an amount equal to five (5%) percent of the Consideration paid or payable in connection with such Transaction in the form that such Consideration is paid or payable.


C. Financing Transaction

     The Company and principal shareholders hereby irrevocably grants Sands Brothers the right of first refusal to purchase for its own account or underwrite or place Bridge Financing or Financing Transaction (excluding sales to employees) of the Company, or any subsidiary or successor of the Company, during the term hereof. It is understood that if such a proposed financing is offered to Sands Brothers, Sands Brothers shall have thirty (30) days following receipt of such written notice in which to determine whether or not to accept such offer. Should Sands Brothers decline such offer, which is subsequently consummated through a third party. Sands Brothers right of first refusal with respect to any subsequent offering shall nevertheless remain in full force and effect during the term hereof.

     In addition, you agree if, during the period Sands Brothers is retained by you or, within two years thereafter, a Bridge Financing or Financing Transaction is consummated with a third party financing source ("Financing Source"), or the Company enters into a definitive agreement with a Financing Source, which at any time thereafter results in a
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Telemonde Inc.
October 27, 1999
Page 5

Bridge Financing or Financing Transaction, you will pay Sands Brothers a financing fee of not less ten (10%) percent of the total consideration paid or payable in connection with the Bridge Financing or Financing Transaction.

     Upon execution hereof, it is agreed between the parties hereto that Sands Brothers shall assist the Company in organizing a Bridge Financing and/or Financing Transaction in an aggregate amount approximating $100,000,000 as follows:

          1.) $15,000,000 tranche of a Bridge Financing commencing upon execution hereof with an anticipated closing of $7,000,000 on or before November 11, 1999 and $8,000,000 on or before December 31, 1999.

          2.) Up to an additional $10,000,000 tranche of a Bridge Financing thereafter.

          3.)  $75,000,000 in a Financing Transaction.

     Sands Brothers shall be entitled to warrants to purchase shares of the Company's common stock ("Warrant") in an amount equal to 300,000 Warrants for each $1,000,000 accepted by the Company in any Financing Transaction or Bridge Transaction.

     Furthermore, in addition to the warrants set forth above and as an additional consideration to expedite the initial $15,000,000 tranche contemplated herein. Sands Brothers and/or its designee(s) shall be entitled to 1,750,000 bonus Warrants on the same terms and conditions as set forth above upon consummation of an initial $15,000,000 accepted by the Company in any Bridge Transaction and/or Financing Transaction.

     The Warrants will be exercisable for a five year period commencing on the date hereof (the "Warrant Exercise Term"). The Warrants shall be initially exercisable at a price per share of Common Stock equal to the lower of $3.50/ share or the offering price of the financing(s) contemplated herein and shall be exercisable at any time and from time to time, in whole or in part, during the Warrant Exercise Term.

     The Warrants shall contain such terms and conditions as are satisfactory in form and substance to Sands Brothers and its counsel, including, without limitation, anti-dilution and registration provisions.

     At any time during the Warrant Exercise Term, Sands Brothers and/or its designee(s) (or the then holders of a majority of the Shares underlying the Warrants) shall have the right to require the Company to prepare and file one new Registration Statement, if then required under the Securities Act of 1933, as amended (the "Act"), covering all or any portion of the Warrants and/or the shares of Common Stock underlying the Warrants (the "Warrant Securities"). The Company shall bear all expenses incurred in the preparation and filing of such Registration Statement, except the

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Telemonde Inc.
October 27, 1999
Page 6

holders of the Warrants shall pay any underwriting discounts or commissions and the expenses of their own legal counsel.

     In addition, if at any time during the five years after date hereof, the Company shall prepare and file one or more Registration Statements under the Act, including, without limitation, Form S-8 (but excluding Form S-4 or successor forms), with respect to a public offering of equity or debt securities of the Company held by its shareholders or employees and consultants, the Company will include in any such Registration Statement such information as may be required to permit a public offering of the Warrants or the shares of Common Stock underlying the Warrants held by Sands Brothers and/or its designee(s) as may be requested. The Company shall bear all fees and expenses incurred by the Company in connection with the preparation and filing of such Post-Effective Amendment or new Registration Statement. In the event of such a proposed registration, the Company shall furnish the then holders of the Warrant Securities with not less than thirty (30) days written notice prior to the proposed date of filing of such Registration Statement. Such notice shall continue to be given by the Company to such holders of outstanding Warrant Securities until such time as all of the Warrant Securities have been registered. The holders of the Warrant Securities shall exercise the "piggy-back" rights provided for herein by giving written notice, within twenty
(20) days of the receipt of the Company's notice of its intention to file a Registration Statement.

D. Board Designation

     For a period of three (3) years from the date hereof, the Company will, at Sands Brothers' option and if so requested by Sands Brothers, recommend and use its best efforts (which shall include, without limitation, the solicitation of proxies) to elect a designee of Sands Brothers, which designee shall be Mark
G. Hollo, at the option of Sands Brothers, either as a member of or a nonvoting advisor to its Board of Directors: such designee, if elected or appointed, shall attend meetings of the Board and receive no more or less compensation than is paid to other non-management directors of the Company and shall be entitled to receive reimbursement for all reasonable costs incurred in attending such meetings, including, but not limited to, food, lodging and transportation.

     To the extent permitted by law, the Company hereby agrees to indemnify Sands Brothers and its designee for the actions of such designee as a director of the Company. In the event the Company maintains a liability insurance policy affording coverage for the acts of its officers and directors, it hereby agrees, if possible, to include each of Sands Brothers and its designee as an insured under such policy.
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Telemonde Inc.
October 27, 1999
Page 7

          If Sands Brothers does not exercise its option to designate a member of or advisor to the Company's Board of Directors, Sands Brothers shall nonetheless have the right to send a representative (who need not be the same individual from meeting to meeting) to observe each meeting of the Board of Directors. In addition, whether or not Sands Brothers exercises its rights to designate a member, advisor or observer, the Company agrees to give Sands Brothers notice of each such meeting and to provide Sands Brothers with an agenda (including any materials accompanying or attached to such agenda), minutes of the meeting and any materials disseminated at the Board of Directors meeting, no later than it gives such notice and provides such items to the directors.

E.   General

          In addition to any fees that may be payable to Sands Brothers under this agreement, the Company agrees to reimburse Sands Brothers, upon requests made from time to time, for all of its reasonable out-of-pocket expenses incurred in connection with its disbursements of its legal counsel in connection with the preparation and negotiation of this agreement.

          In consideration of Sands Brothers' advisory role, the Company agrees to indemnify and hold harmless Sands Brothers, its affiliates and their respective officers, directors, employees, agents and controlling persons (collectively, the "Indemnified Parties"), from and against any losses, claims, damages and liabilities, joint or several, related to or arising in any manner out of any transaction, financing, proposal, or any other matter (collectively, the "Matters") contemplated by the engagement of Sands Brothers hereunder, and will promptly reimburse the Indemnified Parties for all expenses (including fees and expenses of legal counsel) as incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim related to or arising in any manner out of any Matter contemplated by the engagement of Sands Brothers hereunder, or any action or proceeding arising therefrom (collectively, "Proceedings"), whether or not such Indemnified Party is a formal party to any such Proceeding. Notwithstanding the foregoing, the Company shall not be liable in respect of any losses, claims, damages, liabilities or expenses that a court of competent jurisdiction shall have determined by final judgment resulted solely from the gross negligence or willful misconduct of an Indemnified Party. The Company further agrees that it will not without the prior written consent of Sands Brothers, settle, compromise or consent to the entry of any judgment in any pending or threatened Proceeding in respect of which indemnification may be sought hereunder (whether or not Sands Brothers or any Indemnified Party is an actual or potential party to such Proceeding), unless such settlement, compromise or consent includes an unconditional release of Sands Brothers and each other Indemnified Party hereunder from all liability arising out of such Proceeding.
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Telemonde Inc.
October 27, 1999
Page 8

     The Company agrees that if any indemnification or reimbursement sought pursuant to this letter were for any reason not to be available to any Indemnified Party or insufficient to hold it harmless as and to the extent contemplated by this letter, then the Company shall contribute to the amount paid or payable by such Indemnified Party in respect of losses, claims, damages and liabilities in such proportion as is appropriate to reflect the relative benefits to the Company and its stockholders on the one hand, and Sands Brothers on the other, in connection with the Matters to which such indemnification or reimbursement relates or, if such allocation is not permitted by applicable law, not only such relative benefits, but also the relative faults of such parties to the Company and/or its stockholders and to Sands Brothers with respect to Sands Brother's engagement shall be deemed to be in the same proportion as (i) the total value paid or received or to be paid or received by the Company and/or its stockholders pursuant to the Matters (whether or not consummated) for which Sands Brothers is engaged to render financial advisory services bears to (ii) the fees paid to Sands Brothers in connection with such engagement. In no event shall the Indemnified Parties contribute or otherwise be liable for an amount in excess of the aggregate amount of fees actually received by Sands Brothers pursuant to such engagement (excluding amounts received by Sands Brothers as reimbursement of expenses).

     The Company further agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with Sands Brothers engagement here under except for losses, claims, damages, liabilities or expenses that a court of competent jurisdiction shall have determined by final judgment resulted solely from the gross negligence or willful misconduct of such Indemnified Party. The indemnity, reimbursement and contribution obligations of the Company shall be in addition to any liability which the Company may otherwise have and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company or an Indemnified Party.

     The indemnity, reimbursement and contribution provisions set forth herein shall remain operative and in full force and effect regardless of (i) any withdrawal, termination or consummation of or failure to initiate or consummate any Matter referred to herein, (ii) any investigation made by or on behalf of any party hereto or any person controlling (within the meaning of Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended) any party hereto, (iii) any termination or the completion or expiration of this letter or Sands Brothers' engagement and (iv) whether or not Sands Brothers' shall, or shall not be called upon to render any formal or informal advice in the course of such engagement.

     This letter constitutes the entire understanding of the parties with respect to the subject matter hereof and may not be altered, amended or terminated except in writing and signed by both parties. This agreement shall be governed by and construed under the laws of the State of New York without regard to principles of conflicts of laws thereof

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Telemonde Inc.
October 27, 1999
Page 9

and the parties agree to submit themselves to the jurisdiction of the courts located in the State and County of New York, which shall be the sole tribunals in which any party may institute and maintain a legal proceeding against the other party arising from any dispute hereunder. Neither the execution and delivery of this letter by the Company nor the consummation of the transactions contemplated hereby will, directly or indirectly, with or without the giving of notice or lapse of time, or both: (i) violate any provisions of the Certificate of Incorporation or By-laws of the Company; or (ii) violate, or be in conflict with, or constitute a default under, any agreement, lease, mortgage, debt or obligation of the Company or require the payment, any prepayment or other penalty with respect thereto. The Company has all requisite power and authority to enter into and perform its obligations under this letter and to issue and deliver the warrants. The execution and delivery of this letter and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company. Each of this letter and the warrants constitutes the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

     This letter shall replace and supersede the October 14, 1999 letter between the parties hereto in its entirety.

     If the foregoing correctly sets forth the terms of our agreement, kindly so indicate by signing and returning the enclosed copy of this letter.

                                             Very truly yours,

                                             SANDS BROTHERS & CO., LTD.

                                             By: /s/ Mark G. Hollo
                                                ---------------------------
                                                Mark G. Hollo
                                                Managing Director



Accepted and Agreed
this 27/th/ day of October:

TELEMONDE INC.

By: /s/ Kevin Maxwell
    ---------------------
    Kevin Maxwell
    Chairman

                                                       October 27, 1999

Telemonde Inc.
40 Portman Square
London, W1H 9FH

Attn: Kevin Maxwell
      Chairman

Re:  Amendment No 1 to Advisory Agreement
     ------------------------------------

Dear Mr. Maxwell:

          The parties hereto, Telemonde Inc., a Delaware corporation (the "Company") and Sands Brothers & Co., Ltd, a Delaware corporation ("Sands Brothers") have entered into that certain financial advisory agreement (hereinafter the "Advisory Agreement") dated as of October 27, 1999.

     In connection therewith, the parties hereto agree that the Advisory Agreement is hereby amended as follows:

          1. The Paragraph C of the Advisory Agreement is hereby deleted in its entirety and in its place and stead the following is inserted:

     "C. Financing Transaction
          The Company and principal shareholders hereby irrevocably grants Sands Brothers the right of first refusal to purchase for its own account, or underwrite or place Bridge Financing or Financing Transaction (excluding sales to employees) of the Company, or any subsidiary or successor of the Company, during the term hereof. It is understood that if such a proposed financing is offered to Sands Brothers, Sands Brothers shall have thirty (30) days following receipt of such written notice in which to determine whether or not to accept such offer. Should Sands Brothers decline such offer, which is subsequently consummated through a third party, Sands Brothers right of first refusal with respect to any subsequent offering shall nevertheless remain in full force and effect during the term hereof.

Telemonde Inc.
October 27, 1999
Page 2

     In addition, you agree if, during the period Sands Brothers is retained by you or, within two years thereafter, a Bridge Financing or Financing Transaction is consummated with a third party financing source ("Financing Source"), or the Company enters into a definitive agreement with a Financing Source, which at any time thereafter results in a Bridge Financing or Financing Transaction, you will pay Sands Brothers a financing fee of not less ten (10%) percent of the total consideration paid or payable in connection with the Bridge Financing or Financing Transaction.

     Upon execution hereof, it is agreed between the parties hereto that Sands Brothers shall assist the Company in organizing a Bridge Financing and/or Financing Transaction in an aggregate amount approximating $100,000,000 as follows:

          1. Up to $15,000,000 tranche of a Bridge Financing commencing upon execution hereof with an anticipated closing on or before December 31, 1999.

          2. Up to an additional $10,000,000 tranche of a Bridge Financing thereafter.

          3.  $75,000,000 in a Financing Transaction

     Sands Brothers shall be entitled to rights to purchase shares of the Company's common stock ("Rights") in an amount equal to 200,000 Rights for each $1,000,000 accepted by the Company in any Financing Transaction or Bridge Transaction.

     Furthermore, in addition to the rights set forth above and as an additional consideration to expedite the initial $15,000,000 tranche contemplated herein, Sands Brothers and/or its designee(s) shall be entitled to 1,750,000 bonus Rights on the same terms and conditions as set forth above upon consummation of an initial $15,000,000 accepted by the Company in any Bridge Transaction and/or Financing Transaction.

     The Rights will be exercisable for a five year period commencing on the date hereof (the "Rights Exercise Term"). The Rights shall be initially exercisable at a price per share of Common Stock equal to $.001 and shall be exercisable at any time and from time to time, in whole or in part, during the Rights Exercise Term.

     The Rights shall contain such terms and conditions as are satisfactory in form and substance to Sands Brothers and its counsel, including, without limitation, anti-dilution and registration provisions.

     At any time during the Rights Exercise Term, Sands Brothers and/or its designee(s) (or the then holders of a majority of the Shares underlying the Rights) shall have the right to require the Company to prepare and file one new Registration Statement, if then required under the Securities Act of 1933, as amended (the "Act"), covering all or any portion of the Rights and/or the shares of Common Stock underlying the Rights (the "Rights Securities"). The Company shall bear all expenses incurred in the preparation and filing of such Registration Statement, except the holders of the Rights shall pay any underwriting discounts or commissions and the expenses of their own legal counsel.

     In addition, if at any time during the five years after date hereof, the Company shall prepare and file one or more Registration Statements under the Act, including,

Telemonde Inc.
October 27, 1999
Page 3

          without limitation, Form S-8 (but excluding Form S-4 or successor forms), with respect to a public offering of equity or debt securities of the Company held by its shareholders or employees and consultants, the Company will include in any such Registration Statement such information as may be required to permit a public offering of the Rights or the shares of Common Stock underlying the Rights held by Sands Brothers and/or its designee(s) as may be requested. The Company shall bear all fees and expenses incurred by the Company in connection with the preparation and filing of such Post-Effective Amendment or new Registration Statement. In the event of such a proposed registration, the Company shall furnish the then holders of the Rights Securities with not less than thirty (30) days written notice prior to the proposed date of filing of such Registration Statement. Such notice shall continue to be given by the Company to such holders of outstanding Rights Securities until such time as all of the Rights Securities have been registered. The holders of the Rights Securities shall exercise the "piggy-back" rights provided for herein by giving written notice, within twenty (20) days of the receipt of the Company's notice of its intention to file a Registration Statement."

     2. Except as set forth herein, the Advisory Agreement shall remain in full force and effect.

Telemonde Inc.
October 27, 1999
Page 4



          IN WITNESS WHEREOF, the Company and Sands Brothers have caused this Agreement to be executed by its duly authorized representative.


TELEMONDE, INC                          SANDS BROTHERS & CO., LTD.

By: /s/ Kevin Maxwell                   By: /s/ Mark G. Hollo
    ----------------------------            ------------------------------

    Name:  Kevin Maxwell                    Name:  Mark G. Hollo
    Title: Chairman                         Title: Managing Director


Date: 11/10/99                          Date: 11/10/99
      --------------------------              ----------------------------